Exhibit 8.2

January 14, 2026

dMY Squared Technology Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to dMY Squared Technology Group, Inc., a Massachusetts corporation (“SPAC”), in connection with the transactions contemplated by the business combination agreement, dated as of September 9, 2025 (the “Business Combination Agreement”), by and among SPAC, Horizon Quantum Holdings Pte Ltd., a Singapore private company limited by shares (“Holdco”), Rose Acquisition Pte. Ltd., a Singapore private company limited by shares and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and Horizon Quantum Computing Pte. Ltd., a Singapore private company limited by shares (the “Company”). Each of the SPAC, Holdco, the Merger Subs, and the Company are herein referred to individually as a “Party” and, collectively, as the “Parties.” pursuant to which, among other things, (x) Merger Sub 1 and the Company will amalgamate and continue as one company (the “Amalgamation”), with the Company surviving the Amalgamation as the amalgamated company and as a wholly-owned Subsidiary of Holdco, (y) Merger Sub 2 will merge with and into SPAC (the “SPAC Merger”), with SPAC surviving as a wholly-owned Subsidiary of Holdco and (z) the other transactions contemplated in the Business Combination Agreement and the Registration Statement (as defined below) will be consummated (the Amalgamation and the SPAC Merger, together with the foregoing transactions, the “Business Combination”). Reference is made to the Registration Statement on Form F-4 of Holdco including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Business Combination. Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have relied upon the statements and representations made in the certificates dated as of the date hereof from an officer of SPAC and Holdco, as applicable (collectively, the “Officers’ Certificates”) and the truthfulness, correctness, and completeness of such statements and representations. This opinion may not be relied upon if any of the statements and representations set forth in the Officers’ Certificates are not true, correct, and complete in all material respects.

In rendering this opinion, we have (a) examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement, the Registration Statement, and such other agreements and documents as we have deemed necessary or appropriate as a basis of the opinion herein (b) made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below, and (c) assumed, without independent verification or investigation, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents), (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents, (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms, (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents, (v) that all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents, (vi) that the transactions provided for by each document were and will be carried out in accordance with their terms (and no transaction or condition described therein and affecting this opinion was, or will be, waived by any party), (vii) that any statements and representations made in the Officers’ Certificates that are qualified by knowledge, belief, or otherwise are true, complete, and correct without such qualification, (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement, (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the existence of any plan, intention, understanding or agreement, that there was in fact an actual intention to execute such plan, intention, understanding or agreement, as the case may be, and that such plan, intention, understanding or agreement, as the case may be, will in fact be executed, (x) that the Business Combination has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements, (xi) that the Amalgamation under the Singapore Companies Act and the issuance of the Aggregate Amalgamation Consideration, collectively, will be treated for U.S. federal income tax purposes as a transfer of Horizon Ordinary Shares and SAFEs to Holdco in exchange for Holdco Ordinary Shares, and (xii) that SPAC, Holdco, the Company and the Merger Subs and all other relevant parties have or will timely report the Amalgamation, the SPAC Merger, the PIPE Investment, and other relevant portions of the Business Combination for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion letter, unless otherwise required pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true. If any of the above described assumptions or any of the other assumptions set forth in this opinion are untrue for any reason, or if the SPAC Merger, the Amalgamation, the PIPE Investment, or other relevant portion of the Business Combination is consummated in a manner that is different from the manner described in the Business Combination Agreement and the Registration Statement, in this opinion, or in the Officers’ Certificate, our opinion as expressed below may be adversely affected.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the Business Combination, and this opinion does not consider or provide a conclusion with respect to any additional issues.

The opinion set forth below is based upon the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) and (as is customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or otherwise in connection with the transactions effected pursuant to the Business Combination Agreement (or any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein and in the section in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations”, it is our opinion that the SPAC Merger should, for U.S. federal income tax purposes, qualify as part of a transaction described Section 351 of the Code. We express no opinion on the potential qualification of the SPAC Merger as a “reorganization” within the meaning of Section 368(a) of the Code, nor do we express any opinion on the U.S. federal income tax consequences of the Business Combination pursuant to Section 367 or Section 7874 of the Code or the passive foreign investment company rules.

This opinion letter is furnished to you solely for use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely pursuant to the Registration Statement and is not to be relied upon for any other purpose. This opinion letter is rendered in accordance with the requirements of Item 601(b)(8) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SF:SCG:DSP

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